UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2009
Natural Resource Partners L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-31465 (Commission File Number)	35-2164875 (IRS Employer Identification No.)
601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 751-7507
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
          On May 20, 2009, Natural Resource Partners L.P. (the “Partnership”), NRP (GP) LP (the “General Partner”) and NRP (Operating) LLC completed the previously announced acquisition of two entities from Adena Minerals, LLC that own coal reserves and associated transportation and infrastructure assets at the Yellowbush Mine in Meigs County, Ohio. In consideration for the acquisition of the companies, the Partnership issued to Adena 4,560,000 Common Units and the General Partner issued to Adena an additional 9% interest in the General Partner and in the Partnership’s outstanding incentive distribution rights. Adena is an affiliate of the Partnership and has the right to nominate two members of the board of directors of the general partner of the General Partner.
          A copy of the press release announcing the closing of the acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities.
          As previously reported, the Partnership entered into the Second Contribution Agreement dated January 4, 2007, as amended on April 18, 2007, pursuant to which the Partnership issued 4,560,000 Common Units at the Closing. These Common Units were offered and issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events
          At the Closing, the General Partner amended and restated its limited partnership agreement (the “General Partner Partnership Agreement”) in order to reflect the issuance of the additional interests to Adena.
          A copy of the amendment to the General Partner Partnership Agreement is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.2	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of NRP (GP) LP, dated as of May 20, 2009.

99.1	Press Release dated May 20, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P. By: NRP (GP) LP, its general partner By: GP Natural Resource Partners LLC, its general partner
By:	/s/ Wyatt Hogan
	Name:	Wyatt Hogan
	Title:	Vice President and General Counsel

May 20, 2009

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.2	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of NRP (GP) LP, dated as of May 20, 2009.

99.1	Press Release dated May 20, 2009.